Exhibit 99.2

LANDAUER, INC. Fiscal 2013 First Quarter Results February 12, 2013

2 Safe Harbor Statement Some of the information shared here (including, in particular, the section titled “Fiscal 2013 Outlook”) constitutes forward - looking statements that are based on assumptions and involve certain risks and uncertainties . These include the following, without limitation : assumptions, risks and uncertainties associated with the Company’s future performance, the Company’s development and introduction of new technologies in general ; the ability to protect and utilize the Company’s intellectual property ; continued customer acceptance of the InLight technology ; the adaptability of optically stimulated luminescence (OSL) technology to new platforms and formats ; military and other government funding for the purchase of certain of the Company’s equipment and services ; the impact on sales and pricing of certain customer group purchasing arrangements ; changes in spending or reimbursement for medical products or services ; the costs associated with the Company’s research and business development efforts ; the usefulness of older technologies and related licenses and intellectual property ; the effectiveness of and costs associated with the Company’s IT platform enhancements ; the anticipated results of operations of the Company and its subsidiaries or ventures ; valuation of the Company’s long - lived assets or business units relative to future cash flows ; changes in pricing of products and services ; changes in postal and delivery practices ; the Company’s business plans ; anticipated revenue and cost growth ; the ability to integrate the operations of acquired businesses and to realize the expected benefits of acquisitions ; the risks associated with conducting business internationally ; costs incurred for potential acquisitions or similar transactions ; other anticipated financial events ; the effects of changing economic and competitive conditions, including instability in capital markets which could impact availability of short and long - term financing ; the timing and extent of changes in interest rates ; the level of borrowings ; foreign exchange rates ; government regulations ; accreditation requirements ; changes in the trading market that affect the costs of obligations under the Company’s benefit plans ; and pending accounting pronouncements . These assumptions may not materialize to the extent assumed, and risks and uncertainties may cause actual results to be different from what is anticipated today . These risks and uncertainties also may result in changes to the Company’s business plans and prospects, and could create the need from time to time to write down the value of assets or otherwise cause the Company to incur unanticipated expenses . Additional information may be obtained by reviewing the information set forth in Item 1 A “Risk Factors” and Item 7 A “Quantitative and Qualitative Disclosures about Market Risk” and information contained in the Company's Annual Report on Form 10 - K for the year ended September 30 , 2012 and other reports filed by the Company, from time to time, with the Securities and Exchange Commission . The Company does not undertake, and expressly disclaims, any duty to update any forward - looking statement whether as a result of new information, future events or changes in the Company’s expectations, except as required by law . During the past several years, the Company has been engaged in an initiative to re - engineer many of its business processes and replace significant components of its information technology systems . A principal component of this initiative is the implementation of new enterprise resource planning software and other applications to manage certain business operations . This enhancement of the Company’s IT platform has been a complex project and has involved extensive customization of the Company’s software and IT systems . In July 2012 , the enhanced IT platform became operational . Although the Company has been encouraged by its experience with the enhanced platform during the first few months of the platform’s start - up phase, there can be no assurance that, during the remainder of this start - up phase, the new platform will continue to maintain its functionality at the levels anticipated or otherwise meet the Company’s business and operational objectives . If unforeseen problems arise, the Company’s operations could be adversely impacted, including the ability of the Company to perform one or more of the following in a timely manner : customer quotes, customer orders, product shipment, customer services and support, order billing and tracking, contractual obligations fulfillment and related operations . As previously disclosed, the Company expects to incur ongoing maintenance expenditures for the new IT platform at levels higher than the Company traditionally experienced under its prior platform . Unforeseen problems with the new platform could increase further such expenditures .

3  Consolidated revenue $36.7 million, flat to prior year: - Acquisitions annualized $2.5 million: » Medical Products $2.2 million » Medical Physics $0.3 million  Consolidated gross profit $20.1 million, $1.6 million below prior year: - Additional IT Platform depreciation expense $0.5 million, and related system expense $0.4 million.  RadLight equipment sales $1.7 million to U.S. military tactical, and first responders markets.  Operating income of $6.7 million, includes $2.4 million expense related to: » IT Platform Enhancement, $1.2 million; $0.7 million increase over prior period » Additional interim costs associated with Customer Service Support $0.5 million » Non - cash stock based compensation expense, $0.7 million  GAAP net income of $4.9 million, or $0.52 per diluted share, included: » $0.06 of non - recurring and non - cash charges, after giving effect to tax  Dividend paid of $0.55 per share for the first fiscal quarter of 2013 » Providing an annual dividend rate of $2.20 » Paid on January 3, 2013 ▪ Q1 Adjusted EBITDA of $12.4 million and YTD Adjusted Free Cash Flow of $4.1 million Fiscal 2013 First Quarter Highlights

LANDAUER®

Landauer Strategy Overview


Strategic Priorities
1. Optimize Core
2.Competitive Growth
3. Strategic Expansion
Deliver Upside Growth
Value Creation

Optimize the Core

- New Management/ Structure
  - Chief Financial Officer Q1'12
  - Radiation Measurement Segment Q3'12
  - Controller & Chief Accounting Officer Q4'12
  - President, Medical Products Q1'13
- R&D Investment
  - Military/ Next Gen Dosimetry Platform
- IT Platform Enhancement
  - Went Live July 2012
  - Full System Functionality/ Declining stabilization expense

Competitive Growth

- OSL / InLight – Int'l. expansion
- New Channels and Geographies
  - Military, First Responder
  - $20 million Orders Rec'd to date
- New Products/ Existing Channel
  - Next Gen Dosimetry Platform
  - Patient Monitoring

Strategic Expansion

- Radiation Safety Continuum Execution:
  - Radiation Measurement Segment
  - Medical Physics Segment
  - Medical Products Segment
- Leveraging core competencies and global footprint to expand opportunities
  - Markets
  - Services
  - Products

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Therapeutic / Diagnostic Accessories Information Imaging Physics Therapy Physics Patient Monitoring Occupational Monitoring Consulting Strategic Expansion Existing Services with Penetration Opportunities (1) Complementary Adjacent Products / Services _____________________ (1) Average Revenue per Facility greater than $405K. The Radiation Safety Continuum 5 Medical Products Medical Physics Radiation Measurement Greater than $1.5 Billion Market Opportunity “Dose Accuracy” “Dose to Worker” “Dose to Patient”

Addressable Markets 2005 2010 2011 2012 Occupational Monitoring Radon Military Emergency Response Forensics Dose Reconstruction Patient Dose Consumer Radiation Radiation Markers Radiation Shielding Occupation Monitoring Radiation Instruments Radiation Measurements Patient Dose Information Management Commissioning Data Analytics Peak Demand Services Imaging Therapy Radiation Measurements Center For Innovation = OUR ROADS TO GROWTH IN EXCESS OF $1.5 BILLION GLOBAL MARKET POTENTIAL Strategy Overview Through the Lens of 2012 6

7 Competitive Growth Expanding Global Military Relationships  The U.S. military has now issued orders in excess of $20 million to upgrade its tactical dosimetry capabilities, and dosimetry laboratory • Radwatch system shipments in Q1 ‘13 x $1.7 million primarily to the United States Military • FY 2012 Revenue $6.6 million • Pursuing additional orders with the Military and First Responders markets – approximately $3.0 million ▪ Recognition of global military interest in the Radwatch system - discussions continuing with six additional military organizations outside of the U.S. Progress with Emergency Responder Markets ▪ Continue to expand National Guard / FEMA / state / local emergency response opportunities ▪ Pursuing domestic nuclear emergency response center concept ▪ Issued 275,000 badges and currently monitoring ~100,000 Fukushima area individuals in Japan, which reinforces emergency response credibility Expansion of Nuclear Footprint  Continuing to pursue additional global nuclear power plant installations  Landauer’s current U.S. market share 62 percent, up from 32 percent in Q4’11; plus 100% of Électricité de France S.A.

Military and Emergency Response Market Opportunity  Expanding application of next generation technology to pursue global military and first responder radiation monitoring markets  The U.S. military has now issued orders in excess of $20 million to upgrade its tactical dosimetry capabilities, and dosimetry laboratory • Military tactical Radwatch system shipments began in Q3’12 • Pursuing additional orders with Military and First Responders markets – approximately $3 million ▪ Recognition of global military interest in the Radwatch system - discussions with six additional military organizations outside of the U.S. ▪ Developing mutual aid response strategy to synchronize first responders (National/ State/ Local), the nuclear industry, and medical trauma centers ▪ Began shipping FEMA emergency response orders in Q1 FY12. 8

9 Network of Activities - Synchronization

10 Strategic Expansion Medical Physics  Medical Physics produced $7.6 million in revenues for first fiscal quarter 2013  Ongoing efforts to increase episodic premium services, leveraging a relatively fixed cost structure  Continued focus on driving growth and profitability translated to another quarter of positive operating income, operating margin 10.4 percent  Operating Income $0.8 million Q1 FY 2013

Radiation Safety is becoming more complex Assessment Remediation Ongoing Execution Control & Monitor 11 Advanced imaging and treatment choices, healthcare consolidation and tougher regulations and standards are raising the bar for radiation safety

Nationally Recognized Top 15 Health System 12 • Incremental Opportunity $2M • Strategy: - Verifii™Quality Dashboards - Continued CEO Executive Sponsor Landauer Medical Physics Leadership and Oversight Across System: Physicist and Oncologist tied at the hip

13 Strategic Expansion Medical Products  Medical Products segment generated revenues of $2.7 million for first fiscal quarter 2013  Operating income was $0.7 million with an operating margin 24.9 percent for first fiscal quarter 2013  Experienced medical device CEO recruited in Q1 FY 2013

IZI Medical Market Map Spherz Radiation Therapy 14

15 Optimize the Core Systems Initiative Update  Went “Live” in July 2012  Full order to cash functionality; Successful Full Year financial close September 2012  Measured approach to the phased implementation paid dividends – Minimized the risk of any disruptions to customers or on Landauer daily operations  Remain positioned to realize the operational efficiencies of the new systems over the long - term  Over 7,000 customers now on new web enabled system; versus previously 3,000 customers on 3 - legacy mainframe systems

LANDAUER

LDR IT Evolution: 2006 - 2012

2003	2005	2007	2009	2010	2011	2012
Luxel + Technology introduced	InLight Product Technology released	• COMET Program started • 229 Applications Supported	• First ILS Software Solution Developed • SIS and RadWizard released to market	• Nagase Landauer online w/ ILS • COMET Phase 1 Finance released	•COMET Phase 2.0 myLDR.com •RadWizard 2.0 released	•COMET Phase 3.0, myLDR.com 2.0 •RadWizard 3.0 released



InLight
Luxel+®
PROJECT
COMET

Landauer I/T Org: Basis of Support

Applications (since 2007)

- MyLDR.com - 6000+ Customers vs. 3000 Customers on IBM legacy systems
- RadWatch Military / Emergency Response Software - enabled $7.1M revenue achievement in FY12
- MicroStar Software Platform – over 400 Customers supported since 2007. Enabled $9M one-time revenue, and $500K recurring revenue since 2011
- Independent Laboratory Systems – 15 Global Customer installations / infrastructure support since April, 2009
- RadWizard Data Management System – Over 450 Customers / 150K participants monitored
- Customer Facing Solutions – 45 developed since 2007
- Application Portfolio – over 300 different application solutions supported: customers & internal solutions

Infrastructure (since 2007)

- Customer Records - over 500M records migrated from IBM legacy system to new IT System platform
- Data Center Co-location Strategy – implemented in FY12. Disaster Recovery / Risk Mitigation: total investment to date $1.75M
- Landauer Databases - 250% increase in databases supported: 75 → 300
- Landauer Application Servers - 320% growth in servers: 45 → 196

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FY 2013 Outlook 17 Fiscal 2013 Outlook ▪ Expected Revenue $164 to $168 million, which includes a full fiscal year of contributions from the IZI Medical Products acquisition, versus 10.5 months in fiscal 2012 ▪ Adjusted EBITDA of $55 to $58 million ▪ Net Income of $21 to $23 million FY 2013 Outlook vs. FY 2012 Actual ▪ New IT Platform Enhancement Expenses: $4.0 million incremental (Non - cash $2.4 million) ▪ Non - cash Stock Based Compensation Expense: $0.9 million incremental

FY 2013 Outlook vs. FY 2012 Actual New IT Platform Enhancement Expenses – Depreciation/ Steady State/ Customer Service / Implementation/ Stabilization expenses: • Total FY 2013 vs. FY 2012 $4.0 million increased expense over prior year (previously, $5.6 million): – Depreciation, additional $2.4 million » Split between COG’s ($1.4 million) and SG&A ($1.0 million). – Ongoing Steady State expenses, additional $2.7 million (previously, $2.4 million). – Customer Service Support expense, $0.8 million; declines over time. (Previously, $1.0 million). – FY 2012 Implementation Expense ($ 1.2 million) – eliminated in FY 2013. – Non - recurring stabilization expense, lower by $0.7 million (previously, estimated increase of $908 thousand). 18 Actual Actual Previous Estimate Revised Estimate Q1 Actual 2011 2012 2013 2013 2013 Implementation Expense 1,185 1,172 - - - Depreciation 1,005 1,914 4,282 4,344 1,048 Cust. Service 1,100 832 512 Comet Steady State - 2,388 2,653 463 Comet Stabilization Expense 983 1,891 280 178 Total 2,190 4,069 9,661 8,109 2,201

FY 2013 Outlook vs. FY 2012 Actual Non - Cash Stock Based Compensation Nov.’13 Revised Guidance Guidance – FY 2013 Forecast $3.6M $3.3M – FY 2012 Actual $2.4M – Delta $1.2M $0.9M 19

20 Dividend Policy Dividend Policy • Board of Directors declared a regular quarterly cash dividend of $0.55 per share for the first quarter of fiscal 2013 – This represents an annual rate of $2.20 per share, consistent with fiscal 2012 levels – For the first fiscal quarter, the dividend was paid on January 3, 2013 to shareholders of record on December 10, 2012

Questions? Fiscal 2013 First Quarter Results February 12th, 2013